Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 12, 1999 in Palm Desert Art, Inc's Form 10-K for the year ended April 30, 1999 and to all references to our Firm included in this Registration Statement.


                                       /S/ J.M. Rose


Woodland Hills, CA
March 24, 2000